UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2014

3D Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-34220	95-4431352
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 Three D Systems Circle
Rock Hill, South Carolina, 29730
(Address of principal executive offices)

Registrant’s telephone number, including area code: (803) 326-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 10, 2014, 3D Systems Corporation (the “Company”) and certain of its subsidiaries entered into a $150 million five-year revolving, unsecured credit facility (the “Credit Agreement”) with PNC Bank, National Association, as Administrative Agent, PNC Capital Markets LLC, as Sole Lead Arranger and Sole Bookrunner, HSBC Bank USA, N.A., as Syndication Agent, and the other lenders party thereto (collectively, the “Lenders”). The Credit Agreement is comprised of a revolving loan facility that provides for advances in the initial aggregate principal amount of up to $150 million (the “Credit Facility”).  Subject to certain terms and conditions contained in the Credit Agreement, the Company may, at its option and subject to customary conditions, request an increase in the aggregate principal amount available under the Credit Facility by an additional $75 million.  The Credit Agreement permits the issuance of letters of credit and swingline loans.  Except as otherwise defined in this Current Report on Form 8-K, capitalized terms used in this report have the meanings given to them in the Credit Agreement.

The Credit Agreement is guaranteed by certain of the Company’s material domestic subsidiaries (the “Guarantors”).  Pursuant to the Credit Agreement, the Guarantors guarantee to the Lenders, among other things, all of the obligations of the Company and each other Guarantor under the Credit Agreement.  From time to time, the Company may be required to cause additional material domestic subsidiaries to become guarantors under the Credit Agreement.

Generally, amounts outstanding under the Credit Facility bear interest, at the Company’s option, at either the Base Rate or the LIBOR Rate (as defined below), in each case, plus an applicable margin.  Base Rate advances bear interest at a rate per annum equal to the sum of (i) the highest of (A) the Administrative Agent’s prime rate, (B) the Federal Funds Open Rate plus 0.5% or (C) the Daily LIBOR Rate for a one month interest period plus 1%, and (ii) an applicable margin that ranges from 0.25% to 0.50% based upon the Company’s consolidated total leverage ratio. LIBOR Rate advances bear interest at a rate based upon the London interbank offered rate for the applicable interest period, plus an applicable margin that ranges from 1.25% to 1.50% based upon the Company’s consolidated total leverage ratio. Under the terms of the Credit Agreement, (i) accrued interest on each loan bearing interest at the Base Rate is payable quarterly in arrears and (ii) accrued interest on each loan bearing interest at the LIBOR Rate is payable in arrears on the earlier of (A) quarterly and (B) the last day of each applicable interest payment date for each loan. The Credit Facility is scheduled to mature on October 10, 2019, at which time, all amounts outstanding thereunder will be due and payable.

The Company is required to pay certain fees in connection with the Credit Facility, including a quarterly commitment fee equal to the product of the amount of the average daily available revolving commitments under the Credit Agreement multiplied by a percentage that ranges from 0.20% to 0.25% depending upon the Company’s leverage ratio, as well as customary administrative fees.

The Credit Agreement contains customary representations, warranties, covenants and default provisions for a Credit Facility of this type, including, but not limited to, financial covenants, limitations on liens and the incurrence of debt, covenants to preserve corporate existence and comply with laws and covenants regarding the use of proceeds of the Credit Facility. The financial covenants include a maximum consolidated total leverage ratio, which is the ratio of consolidated total funded indebtedness to consolidated EBITDA (earnings before interest, taxes, depreciation and amortization expense), as defined in the Credit Agreement, of 3.00 to 1.00, and a minimum interest coverage ratio, which is the ratio of Consolidated EBITDA to cash interest expense, of 3.50 to 1.0.  The Company is only required to be in compliance with the financial covenants as of the end of any fiscal quarter in which there are any loans outstanding at any time during such fiscal quarter. The default provisions under the Credit Agreement include, among other things, defaults for non-payment, breach in any material respect of representations and warranties, insolvency, non-performance of covenants, cross-defaults, change of control and guarantor defaults. The occurrence of an event of default under the Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the Credit Facility being terminated.

The Company and its affiliates regularly engage the Lenders to provide other banking services.  All of these engagements are negotiated at arm’s length.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the entire Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On October 13, 2014, the Company issued a press release announcing its entry into the Credit Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.  The information in this Item (and in such press release) shall not be deemed "filed" with the SEC for purposes of the Securities Exchange Act of 1934, as amended nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

10.1
Credit Agreement, dated as of October 10, 2014, among 3D Systems Corporation, the guarantors party thereto, PNC Bank, National Association, as Administrative Agent,  PNC Capital Markets LLC, as Sole Lead Arranger and Sole Bookrunner, HSBC Bank USA, N.A., as Syndication Agent, and the other lenders party thereto.

99.1	Press Release, dated October 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D Systems Corporation

Date: October 14, 2014	/s/ ANDREW M. JOHNSON
	By:	Andrew M. Johnson
	Title:	Vice President, General Counseland Secretary

EXHIBIT LIST

10.1
Credit Agreement, dated as of October 10, 2014, among 3D Systems Corporation, the guarantors party thereto, PNC Bank, National Association, as Administrative Agent,  PNC Capital Markets LLC, as Sole Lead Arranger and Sole Bookrunner, HSBC Bank USA, N.A., as Syndication Agent, and the other lenders party thereto.

99.1	Press Release, dated October 13, 2014.